Exhibit 1

JOINT FILING AGREEMENT

This Joint Filing Agreement (this “Agreement”) is made as of May 26, 2009, between the Marquis Trust, the Patricia M. Dempsey Trust, the Family Trust for the benefit of Mary T. McAlpin, the Hyatts Trust, the Nob Hill Trust, Judith D. Hook, and Virginia D. Ragan (collectively, the “Joint Filers”).

Background Information

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Joint Filers desire to satisfy any filing obligation under Section 13(d) of the Exchange Act by a single joint filing.

Statement of Agreement

The Joint Filers hereby acknowledge the accuracy of the foregoing Background Information and hereby agree as follows:

1. The Schedule 13D/A (Amendment No. 9) with respect to the shares of Class B Common Stock, without par value, of Greif, Inc. (to which this Joint Filing Agreement is an exhibit) is filed on behalf of each of the Joint Filers.

2. Each of the Joint Filers is eligible to use Schedule 13D for the filing of information therein contained.

3. Each of the Joint Filers is responsible for the timely filing of Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; provided, however, that each such person is not responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

MARQUIS TRUST	PATRICIA M. DEMPSEY TRUST

/s/ Judith D. Hook, Co-Trustee	/s/ Judith D. Hook, Co-Trustee
Judith D. Hook, Co-Trustee of the	Judith D. Hook, Co-Trustee of the
Marquis Trust	Patricia M. Dempsey Trust

/s/ Virginia D. Ragan, Co-Trustee	/s/ Virginia D. Ragan, Co-Trustee
Virginia D. Ragan, Co-Trustee of the	Virginia D. Ragan, Co-Trustee of the
Marquis Trust	Patricia M. Dempsey Trust

[Signatures continued on next page]

FAMILY TRUST FOR THE BENEFIT OF MARY T. McALPIN	HYATTS TRUST

/s/ Judith D. Hook, Co-Trustee	/s/ Judith D. Hook, Co-Trustee
Judith D. Hook, Co-Trustee of the	Judith D. Hook, Co-Trustee of the
Family Trust for the benefit of	Hyatts Trust
Mary T. McAlpin

/s/ Virginia D. Ragan, Co-Trustee	/s/ Virginia D. Ragan, Co-Trustee
Virginia D. Ragan, Co-Trustee of the	Virginia D. Ragan, Co-Trustee of the
Family Trust for the benefit of	Hyatts Trust
Mary T. McAlpin

NOB HILL TRUST

/s/ Judith D. Hook, Co-Trustee	/s/ Virginia D. Ragan
Judith D. Hook, Co-Trustee of the	Virginia D. Ragan
Nob Hill Trust

/s/ Virginia D. Ragan, Co-Trustee
Virginia D. Ragan, Co-Trustee of the
Nob Hill Trust

/s/ Judith D. Hook
Judith D. Hook

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